As filed with the Securities and Exchange Commission on May 6, 2010
Registration Statement No. 333-166329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE YORK WATER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-1242500
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
130 East Market Street
York, Pennsylvania 17401
(717) 845-3601
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey R. Hines
President and Chief Executive Officer
The York Water Company
130 East Market Street
York, Pennsylvania 17401
(717) 845-3601
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Howard L. Meyers, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of	Amount	Aggregate Offering		Amount of
Securities to be Registered	to be Registered	Price		Registration Fee
Common Stock, no par value per share

Debt Securities

Total (1)	$40,000,000 (2)	$40,000,000	(2)(3)(4)	$2,852.00 (5)

(1)	This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion or settlement of, or in exchange for, the securities registered hereunder and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, such indeterminable number of shares as may be issued upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

(2)	Represents an indeterminate number or aggregate principal amount of the securities being registered for issuance at various times and at indeterminate prices, with an aggregate public offering price not to exceed $40,000,000. Such amount represents the issue price rather than the principal amount of any debt securities issued at original issue discount. The securities registered hereby may be sold separately, together, or in units with other securities registered hereby.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)	Exclusive of accrued interest, if any.

(5)	$2,185.60 was paid concurrent with the filing of this registration statement. Pursuant to Rule 457(p), the amount of the registration fee set forth above was offset by $666.40, the dollar amount of the filing fee previously paid by The York Water Company for unsold securities previously registered on File No. 333-158837, initially filed with the Commission on April 28, 2009.
     The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 6, 2010
Prospectus
The York Water Company
Common Stock
Debt Securities
This prospectus relates to common stock and debt securities, including debt securities convertible into common stock that we, The York Water Company, may sell from time to time in one or more offerings. The aggregate public offering price of the securities we may sell in these offerings, including any debt securities issued with any original issue discount, will not exceed $40,000,000. This prospectus will allow us to issue securities over time and describes some of the general terms that may apply to an offering of such securities. We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest.
We may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “YORW.” On April 26, 2010, the last reported sale price of our common stock on the Nasdaq Global Select Market was $14.07 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is               , 2010.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.
About This Prospectus
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell common stock or debt securities described in this prospectus in one or more offerings. The aggregate public offering price of the securities we sell in these offerings, including any debt securities issued with any original issue discount, will not exceed $40,000,000. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before buying any securities in an offering.
     In this prospectus, unless the context specifically indicates otherwise “the Company,” “we,” “us” and “our” refer to The York Water Company.

i

About The York Water Company
     We were organized under the laws of the Commonwealth of Pennsylvania in 1816 and are the oldest investor-owned water utility in the United States. We impound, purify to meet or exceed safe drinking water standards and distribute water within our franchised territory, which covers 39 municipalities within York County, Pennsylvania and seven municipalities within Adams County, Pennsylvania. We are regulated by the Pennsylvania Public Utility Commission, or PPUC, in the areas of billing, payment procedures, dispute processing, terminations, service territory, debt and equity financing and rate setting. We must obtain PPUC approval before changing any practices associated with the aforementioned areas. Water service is supplied through our own distribution system. We obtain our water supply from both the South Branch and East Branch of the Codorus Creek, which together have an average daily flow of 73.0 million gallons per day. This combined watershed area is approximately 117 square miles. We have two reservoirs, Lake Williams and Lake Redman, which together hold up to approximately 2.2 billion gallons of water. We have a 15-mile pipeline from the Susquehanna River to Lake Redman which provides access to an additional supply of 12.0 million gallons of water per day. As of December 31, 2009, our average daily availability was 35.0 million gallons, and daily consumption was approximately 18.2 million gallons. Our service territory had an estimated population of 180,000 as of December 31, 2009. Industry within our service territory is diversified, manufacturing such items as fixtures and furniture, electrical machinery, food products, paper, ordnance units, textile products, air conditioning systems, laundry detergent, barbells and motorcycles.
     Our principal executive offices are located at 130 East Market Street, York, Pennsylvania 17401. Our telephone number is (717) 845-3601. Our website address is www.yorkwater.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

Risk Factors
     Investing in our securities involves significant risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2009, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
Cautionary Note Regarding Forward-Looking Statements
     We discuss in this prospectus and in documents that we have incorporated into this prospectus by reference certain matters which are not historical facts, but which are “forward-looking statements.” Words such as “may,” “should,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify “forward-looking statements.” We intend these forward-looking statements to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements regarding:
•	our expected profitability and results of operations;

•	our goals, priorities and plans for, and cost of, growth and expansion;

•	our strategic initiatives;

•	the availability of our water supply;

•	the water usage by our customers; and

•	our ability to pay interest on our debt securities and dividends on our common stock and the rate of those dividends.
          Such forward-looking statements reflect what we currently anticipate will happen. What actually happens could differ materially from what we currently anticipate will happen. We are not promising to make any public announcement when we think forward-looking statements in this prospectus are no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.
     Important matters that may affect what will actually happen include, but are not limited to:
•	changes in weather, including drought conditions;

•	levels of rate relief granted;

•	the level of commercial and industrial business activity within our service territory;

•	construction of new housing within our service territory and increases in population;

•	changes in government policies or regulations;

•	our ability to obtain permits for expansion projects;

•	material changes in demand from customers, including the impact of conservation efforts which may impact the demand of our customers for water;

•	changes in economic and business conditions, including interest rates, which are less favorable than expected;

•	the ability to obtain financing; and

•	other matters described in the “Risk Factors” section of this prospectus.
Use of Proceeds
     We will receive all of the net proceeds from the sale by us of the securities registered under the registration statement of which this prospectus is a part. Unless otherwise specified in a prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include, among other things, reduction or refinancing of debt or other corporate obligations, potential acquisitions of complementary businesses, the financing of capital expenditures and other general corporate purposes, including working capital.
     The actual application of proceeds from the sale of securities issued hereunder will be described in the applicable prospectus supplement relating thereto. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. We currently have no plans for specific use of the net proceeds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale.
Ratio of Earnings to Fixed Charges
     Our ratio of earnings to fixed charges for the periods indicated below were as follows:

	Year Ended December 31,
	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges	3.37	3.07	3.39	3.19	3.51
     The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. For the purpose of this computation, earnings have been calculated by adding pre-tax income from continuing operations, fixed charges and amortized capitalized interest. Fixed charges consist of interest cost, whether expensed or capitalized and amortized debt expenses.

Description of Debt Securities
     This prospectus describes the general terms and provisions of the debt securities we may offer and sell by this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
     We may offer under this prospectus up to $40,000,000 in aggregate principal amount of debt securities, or if debt securities are issued at a discount, such principal amount as may be sold for an initial public offering price of up to $40,000,000. However, in September, 2009, we obtained a Securities Certificate from the PPUC to issue up to $25,000,000 of debt securities from time to time. Prior to issuing more than $25,000,000 of debt securities under this prospectus, we will be required to obtain an additional Securities Certificate from the PPUC for such excess amount.
     We may offer debt securities in the form of either senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” Unless otherwise specified in a prospectus supplement, the senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt.
     The debt securities will be issued under an indenture between us and a trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. The executed indenture will be incorporated by reference from a current report on Form 8-K. We encourage you to read the indenture, because the indenture, and not this summary, will govern your rights as a holder of debt securities. Capitalized terms used in this summary will have the meanings specified in the indenture. References to “we,” “us” and “our” in this section, unless the context otherwise requires or as otherwise expressly stated, refer to The York Water Company.
General
     The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement.
     We may issue an unlimited amount of debt securities under the indenture, and the debt securities may be in one or more series with the same or various maturities, at par, at a premium or at a discount. Except as set forth in any prospectus supplement, we will also have the right to reopen a previous series of debt securities by issuing additional debt securities of such series without the consent of the holders of debt securities of the series being reopened or any other series. Any additional debt securities of the series being reopened will have the same ranking, interest rate, maturity and other terms as the previously issued debt securities of that series. These additional debt securities, together with the previously issued debt securities of that series, will constitute a single series of debt securities under the terms of the applicable indenture.
     We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and other terms of the debt securities, which will include some or all of the following:
•	the form (including whether the debt securities will be issued in global or certificated form) and title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal on the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and premium and interest on, the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	any provisions relating to any security provided for the debt securities;

•	any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any conversion provisions, including the security into which the debt securities are convertible, the conversion price, the conversion period, provisions as to whether conversion will be mandatory, at the option of the holder or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed;

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

•	any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other terms of the debt securities, which may modify, delete, supplement or add to any provision of the indenture as it applies to that series.

     We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Transfer and Exchange
     Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, as Depositary, or a nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.
     You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
     You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
No Protection in the Event of a Change of Control
     Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Covenants
     We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
     We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
•	we are the surviving corporation or the successor person (if other than us) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and

•	certain other conditions are met, including any additional conditions described in the applicable prospectus supplement.
Events of Default
     Event of default means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•	default in the payment of principal of or premium on any debt security of that series when due and payable;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
     No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
     If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
     The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
     No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.
     Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
     If any securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
     We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of, or premium on, or change the fixed maturity of, any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.
     Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharging Our Obligations
     We may choose to either discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen, destroyed or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.
     We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if, in addition to making the deposit with the trustee, we meet some specific requirements. Among other things:
•	we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law;

•	we may not have a default on the debt securities discharged on the date of deposit;

•	the discharge may not violate any of our agreements; and

•	the discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

Description of Capital Stock
     As of the date of this prospectus, our authorized capital stock consists of 47,000,000 shares, of which 46,500,000 shares are common stock and 500,000 shares are preferred stock, each without par value. As of April 26, 2010, there were 12,607,760 shares of our common stock outstanding held by 1,610 shareholders of record, and no shares of preferred stock outstanding.
     The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”
     Common Stock
     Voting Rights
     Each share of common stock entitles the holder to one vote. Shareholders do not have the right to cumulate their votes for the election of directors. Our Board of Directors consists of a total of ten directors, with three separate classes of directors and with each such class elected every three years to a staggered three-year term of office.
     Dividends
     All shares of common stock are entitled to participate pro rata in any dividends declared by our Board of Directors out of funds legally available therefor. Subject to the prior rights of creditors and of any shares of preferred stock which may be outstanding, all shares of common stock are entitled in the event of liquidation to participate ratably in the distribution of all our remaining assets.
     Certain of our trust indentures and agreements relating to our outstanding indebtedness impose restrictions on the payment of dividends. In general, these restrictive provisions prohibit the payment of dividends on our common stock when cumulative dividend payments, over a specified period of time, exceed cumulative net income, over the same period, plus, in certain cases, a specified base amount. In view of our historic net income, management believes that these contractual provisions should not have any direct, adverse impact on the dividends we pay on our common stock. Notwithstanding these contractual provisions, our Board of Directors periodically considers a variety of factors in evaluating our common stock dividend rate. The continued maintenance of the current common stock dividend rate will be dependent upon (i) our success in financing future capital expenditures through debt and equity issuances, (ii) our success in obtaining future rate increases from the PPUC, (iii) future interest rates, and (iv) other events or circumstances which could have an effect on operating results.
     Our common stock is traded on The NASDAQ Global Select Market under the trading symbol “YORW.” On April 26, 2010, the last reported sale price of our common stock on The NASDAQ Global Select Market was $14.07 per share. You are urged to obtain current market quotations for our common stock.
     Preferred Stock
     We also have 500,000 shares of preferred stock authorized, which our Board of Directors has discretion to issue in such series and with such preferences and rights as it may designate. Such preferences and rights may be superior to those of the holders of common stock. For example, the holders of preferred stock may be given a preference in payment upon our liquidation, or for the payment or accumulation of dividends before any distributions are made to the holders of common stock. No shares of the preferred stock are designated or have been issued. The issuance of shares of preferred stock, while potentially providing desirable flexibility in connection with raising capital for our needs and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. We have no present intention to issue shares of preferred stock.
     Antitakeover Effects of Provisions Under Pennsylvania Law and of Our Bylaws
     Pennsylvania State Law Provisions
     We are subject to various anti-takeover provisions of the Pennsylvania Business Corporation Law of 1988, as amended. Generally, these provisions are triggered if any person or group acquires, or discloses an intent to acquire, 20% or more of a corporation’s voting power, unless the acquisition is under a registered firm commitment underwriting or, in certain cases, approved by the board of directors. These provisions:
•	provide the other shareholders of the corporation with certain rights against the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person; and

•	restrict the voting and other rights of the acquiring group or person.
     In addition, as permitted by Pennsylvania law, an amendment to our articles of incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class. For example, an amendment to our articles of incorporation or other corporate action may provide that shares of common stock held by designated shareholders of record must be cashed out at a price determined by the corporation, subject to applicable dissenters’ rights.
     Bylaw Provisions
     Certain provisions of bylaws may have the effect of discouraging unilateral tender offers or other attempts to take over and acquire our business. These provisions might discourage some potentially interested purchaser from attempting a unilateral takeover bid for us on terms which some shareholders might favor. Our bylaws require our Board of Directors to be divided into three classes that serve staggered three-year terms. The terms of Cynthia A. Dotzel, William T. Morris and Jeffrey S. Osman will expire at the 2010 Annual Meeting of Shareholders. The terms of Thomas C. Norris, John L. Finlayson and Ernest J. Waters will expire at the 2011 Annual Meeting of Shareholders. The terms of Jeffrey R. Hines, George W. Hodges, George Hay Kain, III and Michael W. Gang will expire at the 2012 Annual Meeting of Shareholders.
     PPUC Provisions
     The PPUC has jurisdiction over a change in control of us or the acquisition of us by a third party. The PPUC approval process can be lengthy and may deter a potentially interested purchaser from attempting to acquire a controlling interest in us.
     Transfer Agent and Registrar
     The Transfer Agent and Registrar for the common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10273.

Plan of Distribution
     We may sell our securities from time to time to or through underwriters, dealers or agents or directly to purchasers, in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may also issue these securities as compensation to such agents, underwriters or dealers for making sales of our securities. We may use these methods in any combination.
By Underwriters
     We may use an underwriter or underwriters in the offer or sale of our securities.
•	If we use an underwriter or underwriters, we will execute an underwriting agreement and the offered securities will be acquired by the underwriters for their own account.

•	We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the prospectus supplement. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

•	The underwriters will use this prospectus and the prospectus supplement to sell our securities.
By Dealers
     We may use a dealer to sell our securities.
•	If we use a dealer, we, as principal, will sell our securities to the dealer.

•	The dealer will then resell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer in the prospectus supplement.
By Agents
     We may designate agents to solicit offers to purchase our securities.
•	We will name any agent involved in offering or selling our securities and any commissions that we will pay to the agent in the prospectus supplement.

•	Unless indicated otherwise in the prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	An agent may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.
By Delayed Delivery Contracts
     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when payment will be demanded and securities delivered under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions set forth in the prospectus supplement.

•	We will indicate in the prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.
Direct Sales
     We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors, including our affiliates. We will describe the terms of our direct sales in the prospectus supplement. We may also sell our securities upon the exercise of rights which we may issue.
Shareholder Subscription Offerings
     Direct sales to our shareholders may be accomplished through shareholder subscription rights distributed to shareholders. In connection with the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. The shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration and will not be transferable. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:
•	the number of shares of our common stock that will be offered under the shareholder subscription rights;

•	the period during which and the price at which the shareholder subscription rights will be exercisable;

•	any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and

•	any other material terms of the shareholder subscription rights.
General Information
     Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive and any profit they make on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement. We may indemnify agents, underwriters, and dealers against certain civil liabilities, including liabilities under the Securities Act, or make contributions to payments they may be required to make relating to those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     Representatives of the underwriters or agents through whom our securities are or may be sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

     Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters or agents to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.
     In compliance with guidelines of the Financial Institution Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Legal Matters
     Certain legal matters with respect to the validity of the securities being offered hereby will be passed on for us by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.
Experts
     The financial statements and schedule as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated by reference in this prospectus have been so incorporated in reliance on the reports of ParenteBeard LLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
Where You Can Find More Information
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov, and through a link on our website at http://www.yorkwater.com.
Incorporation of Certain Information By Reference
     The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the sale of all the shares covered by this prospectus.
•	Our Annual Report on Form 10-K for the year ended December 31, 2009;

•	Our Current Report on Form 8-K filed with the SEC on May 4, 2010;

•	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC, including any amendments or reports filed for the purpose of updating such description; and

•	All filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.
     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:
The York Water Company
130 East Market Street
York, Pennsylvania 17401
Attn: Kathleen M. Miller, Chief Financial Officer
Telephone: (717) 845-3601
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PART II
Information Not Required In Prospectus
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the registrant. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$2,852.00
NASDAQ Global Select Market Fee	$15,000.00
Legal fees and expenses	$200,000.00
Transfer agent and registrar fees and expenses	$10,000.00
Accounting fees and expenses	$100,000.00
Printing and engraving expenses	$50,000.00
Trustee Services	$3,000.00
Miscellaneous	$19,148.00

Total Expenses	$400,000.00

ITEM 15. Indemnification of Directors and Officers.
     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacity if the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required under Section 1743 of the BCL to indemnify directors and officers against expenses they may incur in defending such actions against them in such capacities if they are successful on the merits or otherwise in defense of such actions.
     Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Article VII of the Company’s By-Laws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.
     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to Section 1746 of the BCL, Article VIII of the Company’s By-Laws provides for indemnification of directors, officers and other agents of the Company to the fullest extent permitted by the BCL.
     Article VIII of the Company’s By-Laws provides a right to indemnification for expenses and certain liabilities paid or incurred by any indemnified representative of the Company, including directors and officers of the Company, in connection with any actual or threatened claim, action, suit or proceeding in which he or she may be involved by reason of being or having been, among others, a director, officer, employee or agent of the Company, or at the request of the Company, of another corporation, partnership, joint venture, trust or other entity. In accordance with Section 1744 of the BCL, Article VIII requires the Company to determine the availability of indemnification by certain specified procedures, including by vote of directors not a party to the proceeding in respect for which indemnification is sought or, in certain circumstances, determination of independent counsel.
     Article VIII of the Company’s By-Laws authorizes the Company to further effect or secure its indemnification obligations by purchasing and maintaining insurance. The Company has purchased officers’ and directors’ liability insurance which covers certain liabilities incurred by its officers and directors in connection with the performance of their duties, subject to the limitations of such policy. This insurance also insures the Company against any amounts paid by the Company to indemnify covered directors and officers.
ITEM 16. Exhibits and Financial Schedules.

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2010)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2007)

4.4	Form of Indenture***

5.1	Opinion of Morgan, Lewis & Bockius LLP+

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges***

23.1	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.1)

23.2	Consent of ParenteBeard LLC+

24.1	Power of Attorney (included on signature pages)

25.1	Statement of Eligibility and Qualification on Form T-1**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference in the prospectus forming a part of this registration statement.

**	To be filed pursuant to the Trust Indenture Act of 1939, as amended.

***	Previously filed.

+	Filed herewith.
ITEM 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) if the registrant is relying on 430B:
(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

Signatures
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in York, in the Commonwealth of Pennsylvania, on May 6, 2010.

THE YORK WATER COMPANY
By:	/s/ Jeffrey R. Hines
	Name:	Jeffrey R. Hines
	Title:	President & Chief Executive Officer

Signatures
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Capacity	Date

By:	/s/ Jeffrey R. Hines Jeffrey R. Hines	President and Chief Executive Officer and Director (principal executive officer)	May 6, 2010

By:	/s/ Kathleen M. Miller Kathleen M. Miller	Chief Financial Officer and Treasurer (principal accounting officer and principal financial officer)	May 6, 2010

By:	* Thomas C. Norris	Director	May 6, 2010

By:	* Cynthia A. Dotzel	Director	May 6, 2010

By:	* John L. Finlayson	Director	May 6, 2010

By:	* Michael W. Gang	Director	May 6, 2010

Name		Capacity	Date

By:	* George W. Hodges	Director	May 6, 2010

By:	* George Hay Kain, III	Director	May 6, 2010

By:	* William T. Morris	Director	May 6, 2010

By:	* Jeffrey S. Osman	Director	May 6, 2010

By:	* Ernest J. Waters	Director	May 6, 2010

*By:	/s/ Jeffrey R. Hines Attorney-in-fact		May 6, 2010

Exhibit Index

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2010)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 24, 2007)

4.4	Form of Indenture***

5.1	Opinion of Morgan, Lewis & Bockius LLP+

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges***

23.1	Consent of Morgan, Lewis & Bockius LLP (Included in Exhibit 5.1)

23.2	Consent of ParenteBeard LLC+

24.1	Power of Attorney (included on signature pages)

25.1	Statement of Eligibility and Qualification on Form T-1**

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference in the prospectus forming a part of this registration statement.

**	To be filed pursuant to the Trust Indenture Act of 1939, as amended.

***	Previously filed.

+	Filed herewith.